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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): February 13, 1997
                                                        ------------------


                          Greenwich Air Services, Inc.
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             (Exact name of registrant as specified in its charter)





          Delaware                        0-22706               58-1758941
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(State or other jurisdiction           (Commission          (I.R.S. Employer
     of incorporation)                 File Number)         Identification No.)



P.O. Box 522187, Miami, Florida                                      33152
4590 NW 36th Street, Miami, Florida                                  33122
-----------------------------------                                  -----
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (305) 526-7000
                                                     --------------



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K

                          GREENWICH AIR SERVICES, INC.

                                February 13, 1997


Item 5.  Other Events.

Agreement and Plan of Reorganization with UNC Incorporated.

         On February 13, 1997, Greenwich Air Services, Inc., a Delaware corporation (the "Company"), UNC Incorporated, a Delaware corporation ("UNC"), and Condor Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Condor"), entered into an Agreement and Plan of Reorganization of the same date (the "Agreement"), pursuant to which the parties have agreed that UNC will become a wholly-owned subsidiary of the Company by merger of UNC with and into Condor (the "UNC Merger"). The Agreement provides, among other things, that as a result of the UNC Merger, each UNC Common Stock Equivalent (as defined in the Agreement) shall be valued at not less than $14.00, and each holder of UNC Common Stock Equivalents shall be entitled to receive on the Effective Time (as defined in the Agreement) that number of shares of Class B nonvoting common stock, par value $.01 per share, of the Company (the "Greenwich Class B Stock") as shall be determined by multiplying
(i) the number of UNC Common Stock Equivalents held by such holder by (ii) the Exchange Ratio.

         As defined in the Agreement, the Exchange Ratio shall mean the fraction (expressed as a decimal to the nearest ten thousandth) determined as follows:

         (a) if the "Closing Date Market Value" (defined in the Agreement as the mean average of the closing prices of a share of Greenwich Class B Stock, as reported on The Nasdaq National Market for the twenty trading days ending on the trading date immediately prior to the Closing Date (as defined in the Agreement)) is less than or equal to $24.86, the Exchange Ratio shall be the (x) the Base UNC Equity Value Per Share, divided by (y) the Closing Date Market Value (with the "Base UNC Equity Value Per Share" defined in the Agreement as
(A) the product obtained by multiplying $14.00 by the number of outstanding UNC Common Stock Equivalents, divided by (2) the aggregate number of UNC Common Stock Equivalents outstanding on the Closing Date); or

         (b) if the Closing Date Market Value exceeds $24.86, but is less than or equal to $28.59, the Exchange Ratio shall be 0.5632; or

         (c) if the Closing Date Market Value exceeds $28.59, then the Exchange Ratio shall be (x) 115% of the Base UNC Equity Value Per Share divided by (y) the Closing Date Market Value.

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The Exchange Ratio is subject to adjustment upon the occurrence of certain events set forth in the Agreement.

         The Company has agreed to pay the Merger Consideration (as defined in the Agreement) to the holders of UNC Common Stock Equivalents solely in shares of Greenwich Class B Stock. However, subject to the limitations and conditions set forth in the Agreement, such holders may, pursuant to the procedures set forth in the Agreement, elect prior to the Closing Date to receive all or any portion of their Merger Consideration in cash; provided, that in no event shall the Company be obligated to pay in cash an aggregate amount which shall be in excess of fifty (50%) percent of the aggregate Merger Consideration payable to all holders of UNC Common Stock Equivalents (computed at $14.00 per share).

         The Merger Consideration, as well as the other terms and conditions of the Agreement, were determined as a result of arm's-length negotiations among representatives of the parties to the Agreement. Consummation of the transactions contemplated by the Agreement are subject to a number of conditions, including the approval of the stockholders of each of the Company and UNC entitled to vote thereon, and certain contemplated debt and equity financings for the Company.

         The information set forth above is qualified in its entirety by reference to (i) the Agreement, a copy of which is attached hereto as Exhibit 1 and (ii) the joint press release issued by the Company and UNC on February 14, 1997, a copy of which is attached hereto as Exhibit 2.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Businesses Acquired.

              Not applicable.

         (b)  Pro Forma Financial Information.

              Not applicable.

         (c)  Exhibits.

              1. Agreement and Plan of Reorganization, dated February 13, 1997, by and among the Company, UNC and Condor.

              2. Joint Press Release issued by the Company and UNC on February 14, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GREENWICH AIR SERVICES, INC.


Date: February 19, 1997             By: /s/ Robert J. Vanaria
                                       --------------------------
                                        Robert J. Vanaria
                                        Senior Vice President
                                        of Administration and
                                        Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------

     1 Agreement and Plan of Reorganization, dated February 13, 1997, by and among the Company, UNC and Condor.

     2            Joint Press Release issued by the Company and UNC on
                  February 14, 1997.